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                                                            EXHIBIT 11
                                                            ----------

                                WYLE ELECTRONICS
                        CALCULATION OF INCOME PER SHARE
                                  (Unaudited)

                    (In thousands, except per share amounts)
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                                              Three Months           Six Months
                                             Ended June 30,        Ended June 30,
                                           ------------------   -------------------
                                             1995      1994      1995       1994
                                           --------   -------   -------   ---------

Income applicable to common shares
 Income from continuing operations......    $ 8,774   $ 3,318   $15,504     $ 5,435
 Income from discontinued operations,
  net of taxes..........................          -       976         -       1,668
                                            -------   -------   -------     -------

 Net income.............................    $ 8,774   $ 4,294   $15,504     $ 7,103
                                            =======   =======   =======     =======

Common and common equivalent shares
 Weighted average number of common
  shares outstanding....................     12,306    12,250    12,276      12,217
 Stock options included under the
  treasury stock method.................        269       161       250         214
                                            -------   -------   -------     -------
                                             12,575    12,411    12,526      12,431
                                            =======   =======   =======     =======
 Income per share
 Income from continuing operations......    $   .70   $   .27   $  1.24     $   .44
                                            =======   =======   =======     =======
 Income from discontinued operations,
  net of taxes..........................    $     -   $   .08   $     -     $   .13
                                            =======   =======   =======     =======
 Net income.............................    $   .70   $   .35   $  1.24     $   .57
                                            =======   =======   =======     =======
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